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                                                                     EXHIBIT 5.1

              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]


September 1, 2000

The AES Corporation
1001 North 19th Street
Arlington, Virginia 22209

Ladies and Gentlemen:

         We have acted as special counsel to The AES Corporation, a Delaware corporation (the "Company"), in connection with the issuance of up to 71,861,583 shares (the "Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock"), in exchange for the outstanding shares of common stock, no par value, of IPALCO Enterprises, Inc., an Indiana corporation ("IPALCO"), pursuant to the Agreement and Plan of Share Exchange, dated as of July 15, 2000 (the "Share Exchange Agreement), between the Company and IPALCO.

         This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4, including Amendment No. 1 thereto (the "Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, on the date hereof, (ii) the Share Exchange Agreement, (iii) a specimen certificate representing the Common Stock, (iv) the Certificate of Incorporation and By-Laws of the Company, as amended, each as presently in effect, and (v) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.


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         Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the state of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion expressed herein.

         For purposes of this opinion, we have assumed that prior to the issuance of any Shares, certificates representing the Shares will have been manually signed by an authorized officer of the transfer agent for the Common Stock and will have been registered by the register for the Common Stock and will conform to the specimen thereof examined by us.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued upon consummation of the share exchange pursuant to and in accordance with the terms and conditions of the Share Exchange Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                           Very truly yours,


                           /s/ Skadden, Arps, Slate, Meagher & Flom LLP